Exhibit 99.2

First Quarter 2011 Earnings TNS, Inc. Supplemental Information

Forward Looking Statements The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; increases in the prices charged by telecommunication providers for services used by the Company; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes; longer than expected sales cycles, customer delays in migration, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control, including fluctuations in foreign exchange rates and the continuing impact of the current economic conditions; the Company’s ability to identify execute or effectively integrate acquisitions; uncertainties related to the updated international tax planning strategy implemented by the Company; the Company’s ability to adapt to changing technology; the Company’s ability to refinance its senior secured credit facility and its ability to borrow funds in amounts sufficient to enable it to service its debt or meet its working capital and capital expenditure requirements; additional costs related to compliance with any Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s annual report on Form 10-K dated March 16, 2011 as filed with the SEC. The Company expects that subsequent events or developments will cause its views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 2, 2011. 2

TNS Divisions Telecommunication Services Division Call signaling, database access and roaming and clearing services 51.2% (of Q4 2010 Revenues) Q1 11 Revenue $133.7 m Q1 (1) $ 31.6 m 36.4% 12.4% 11 EBITDA Q1 11 Adj. Earnings $ 10.4 m (1) Before stock compensation expense Payments Division Delivery of various card-present and card-not-present transactions Financial Services Division Private financial data networks 3

Q1:11 Financial Overview $ in millions, except per share amounts Q1 11 Q1 10 % Chg Payments Division 48.6 47.7 1.9% Financial Services Division 16.6 16.4 1.2% Telecommunication Services Division 68.4 65.5 4.6% Total Revenue $133.7 $129.6 3.2% Gross Profit $66.2 $65.1 1.6% Gross Margin 49.5% 50.3% (80)BP EBITDA Before Stock Comp Expense(1)(2) $31.6 $31.6 (0.0)% Adjusted Earnings(1)(3)(4) $10.4 $15.0 (30.6)% Adjusted Earnings per Share—Diluted(1)(3)(4) $0.40 $0.56 (27.9)% 1) Non-GAAP measure. Please see first quarter 2011 press release for reconciliation to comparable GAAP measures. 2) Included in first quarter 2011 and 2010 EBITDA before stock compensation expense are pre-tax severance charges of $0.3 million and $0.5 million, respectively. Excluding these charges, EBITDA before stock compensation expense for the three months ended March 31, 2011 and 2010, would have been $31.9 million and $32.0 million, respectively. 3) Included in first quarter 2011 results are the following charges : $0.7 million, or $(0.02) per share, of accelerated depreciation related to certain network assets associated with the CSG integration and a pre-tax charge of $0.3 million, or $(0.01) per share, for severance. Included in first quarter 2010 results is a pre-tax severance charge of $0.5 million or $(0.02) per share. Excluding these charges, first quarter 2011 and 2010 adjusted earnings would have been $11.2 million, or $0.43 per share, and $15.3 million or $0.58 per share, respectively. 4) Included in other (expense) income for the three months ended March 31, 2011 and 2010 are pre-tax loss of $1.1 million, or ($0.03) per share and a gain of $2.6 million, or $0.08 per share, respectively, related to the revaluation of certain foreign currency denominated assets and liabilities. 4

Balance Sheet Highlights Amounts in millions Actual 3/31/11 12/31/10 Cash and Cash Equivalents $50.3 $56.7 Total Current Assets $153.2 $158.1 Current Ratio 1.51x 1.55x Net Property and Equipment $133.7 $135.4 Total Assets $629.2 $644.7 Current and Long-Term Debt, net (1) $384.2 $403.6 Stockholders’ Equity $120.0 $115.3 Stockholders’ Equity $120.0 $115.3 Total Debt/Capitalization 76.4% 77.9% Total Liabilities and Equity $629.2 $644.7 Common Shares Outstanding 25.5 25.4 1) Current and long-term debt shown is net of the unamortized portion of the Original Issue Discount of $3.6 million and $3.9 million as of March 31, 2011 and December 31, 2010, respectively. Gross debt outstanding at March 31, 2011 December 31, 2010 is $387.8 million and $407.5 million, respectively. 5

2011 Outlook

$ in millions, except per share amounts

	2011	2010	% Chg
Total Revenue	$544 - $560	$527	3% - 6%
Adjusted Earnings(1)(2)(3)(4)	$51.0 - $56.0	$63.2	(19)% - (11)%
Adjusted EPS – Diluted (1)(2)(3)(4)	$2.00 - $2.20	$2.37	(16)% - (7)%
Diluted Shares Outstanding	25.5	26.6	(4)%
	Q2:11	**Q2:10**	**% Chg**
Total Revenue	$136.0 - $140.0	$131.2	3.7% - 6.7%
Adjusted Earnings(1)(2)(3)	$12.1 - $13.4	$18.4	(34.4)% - (27.4)%
Adjusted EPS – Diluted (1)(2)(3)	$0.47 - $0.52	$0.69	(31.9)% - (24.6)%
Diluted Shares Outstanding	25.7	26.8	(4.1)%

1) *Non-GAAP measure. Please see first quarter 2011 press release for reconciliation to comparable GAAP measures.*

2) *Excluded from expenses in the second quarter and full year 2010 is $0.5 million, or $0.02 per share, and $1.3 million, or $0.04 per share, in pre-tax charges related to severance, respectively.*

3) *Excluded from expenses in full year 2010 and year-to -date 2011 are $5.4 million, or $0.17 per share and $0.7 million, or $0.02 per share in pre -tax charges, of accelerated depreciation related to the CSG integration, respectively. Of the $5.4 million in 2010, $3.2 million, or $0.10 per share, relates to the second quarter of 2010.*

4) *Excluded from expenses in full year 2010 is a $0.7 million pre-tax charge, or $0.02 per share, related to Cequint acquisition costs expensed in accordance with the provisions of FASB ASC 805, Business Combinations*

Transaction Network Services
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